Exhibit 99.2

SurveyMonkey Announces Third Quarter 2020 Financial Results

Reports record revenue, 53% year-over-year growth in enterprise sales revenue

Launches its integrated customer experience offering, the GetFeedback platform

SAN MATEO, Calif. — November 5, 2020 — SurveyMonkey (Nasdaq: SVMK), a leader in agile software solutions for customer experience, market research, and survey feedback, today reported third quarter financial results for the period ended September 30, 2020.

“With 20% year-over-year revenue growth, nearly 450 sequential new enterprise customers, and more than $16 million in free cash flow, SurveyMonkey posted another strong quarter in Q3,” said Zander Lurie, chief executive officer of SurveyMonkey. “We continued our move up-market as organizations like Calendly, Calm, Gainsight, GAF Materials, McDonald’s Japan, NerdWallet, and Trustmark chose our powerful, agile software to turn feedback into action. Our launch of the GetFeedback platform positions us to be a force in customer experience, a market that is hungry for a cost-efficient solution as organizations increasingly prioritize customer feedback on their digital transformation journey.”

Q3 2020 Key Results

●	Total revenue was $95.4 million, an increase of 20% year-over-year.
●

Enterprise sales revenue was $27.4 million, an increase of 53% year-over year. Enterprise sales revenue accounted for approximately 29% of total revenue, up from approximately 23% in Q3 2019. We ended the quarter with approximately 7,700 enterprise sales customers, up 25% from approximately 6,100 in Q3 2019.

●	Self-serve revenue was $68.0 million, an increase of 11% year-over-year.
●	Deferred revenue was $165.1 million, an increase of 24% year-over-year. Remaining performance obligations (RPO) were $183.3 million, an increase of 20% year-over-year.
●

Paying users totaled approximately 803,000, an increase of approximately 90,000, or 13% from more than 713,000 in Q3 2019, and an increase of approximately 22,000 paying users from Q2 2020. Approximately 87% of our paying users were on annual plans, up from 82% a year ago.

●	Average revenue per user was $478, up approximately 7% from $448 in Q3 2019.
●	GAAP operating margin was negative 23.7% and non-GAAP operating margin was 2.2%.
●	GAAP net loss was $26.1 million and GAAP basic and diluted net loss per share was $0.19. Non-GAAP net loss was $1.3 million and non-GAAP basic and diluted net loss per share was approximately $0.01.
●	Net cash provided by operating activities was $17.9 million and free cash flow was $16.2 million for 18.7% and 17.0% margin, respectively.
●	Cash and cash equivalents totaled $206.3 million and total debt was $214.1 million for net debt of $7.8 million as of September 30, 2020.

Q3 2020 Company Highlights

●

Launched the GetFeedback platform, SurveyMonkey’s easy-to-deploy, cost-efficient customer experience (CX) solution that helps organizations set up their CX program within days to quickly understand and act on customer insights. Combining the power of the GetFeedback and Usabilla solutions acquired by SurveyMonkey in 2019, the unified platform offers customers a cohesive user experience to manage programs across any digital channel. The latest features include an AI-powered analytics layer and the ability to unify data and customer attributes, CX program automation, and integration with customers’ existing systems of record like Salesforce, Microsoft, Slack, and Jira.

●

Hosted its inaugural CX Impact Summit for organizations and leaders focused on customer experience. The well-attended virtual event featured the launch of the GetFeedback platform, over 25 speakers from Salesforce, Box, PagerDuty, Snap Inc., InVision, CustomerThink, and other CX-minded companies, and 15 virtual sessions across three tracks.

●

Announced plans to launch a robust integration between GetFeedback and Salesforce Commerce Cloud to deepen the platform’s connection with Salesforce solutions and strengthen the link between feedback and action for joint customers.

●	Formed a launch partnership with Zoom to expand its integration and improve the virtual feedback experience.

●

Announced its latest app release for Microsoft Teams to help organizations use in-the-moment feedback to improve employee experience through new diversity, equity, and inclusion survey templates, shared analytics, private and expanded surveys, and enhanced security.

●

Launched Contributor Seats as part of SurveyMonkey Team plans to help distributed workforces collaborate more effectively by providing more flexibility on who can create and own surveys, or leverage survey results to make key decisions.

●

Launched the SurveyMonkey Technology Ecosystem Program (STEP), an expanded partner platform that will allow companies to build, launch, and scale their SurveyMonkey integrations with developer resources and go-to-market opportunities.

●	Launched its Tableau Election Data Hub and Exclusive Polling Partnership with Axios to provide broad access to public opinion data driving one of the most-watched elections of our lifetimes.

●	Became a Charter Member of The Board Challenge, a new initiative to help improve the representation of Black directors in corporate U.S. boardrooms.

●	Released its latest Mobility Confidence Index Study with J.D. Power, which revealed a slight decrease in attitudes toward autonomous and electric vehicles in late 2020 compared to earlier this year.

●

Published research on the current state of customer experience, which indicated that companies with no formal CX program had the lowest rate of financial growth (33%), while organizations with established (50%) and advanced (62%) CX programs were much more likely to experience growth, according to respondents. The company published an additional study, Adapting in Times of Crisis 2020, that highlights curiosity and agility as the top characteristics needed for companies to successfully navigate the pandemic.

SurveyMonkey posted a shareholder letter with its complete third quarter 2020 financial results and management commentary on its investor relations website at investor.surveymonkey.com.

Financial Outlook

For the fourth quarter of 2020, SurveyMonkey currently expects the following:

Q4 2020
Revenue	$99 million - $101 million	19% YoY growth at mid-point
Non-GAAP operating margin	2% to 4%

The Company expects basic and diluted weighted average shares outstanding to be approximately 143 million for the fourth quarter of 2020. For a detailed explanation of the Company’s non-GAAP measures, please refer to the appendix section of this press release.

Conference Call Information

SurveyMonkey senior management will host a conference call today to discuss the Company’s Q3 2020 financial results. This call is scheduled to begin at 5:30 am PT / 8:30 am ET and can be accessed by dialing (833) 900-1542 or (236) 712-2281 (ID: 4928444). An archived webcast of the conference call will be accessible on SurveyMonkey’s Investor Relations page, investor.surveymonkey.com. A telephonic replay of the conference call will be available until Thursday, November 12, 2020, and can be accessed by dialing (800) 585-8367 or (416) 621-4642 and entering the passcode 4928444#.

About SurveyMonkey

SurveyMonkey is a leader in agile software solutions for customer experience, market research, and survey feedback. The company’s platform empowers over 17 million active users to analyze and act on feedback from employees, customers, website and app users, and market research respondents. SurveyMonkey’s products, enterprise solutions, and integrations enable more than 335,000 organizations to deliver better customer experiences, increase employee retention, and unlock growth and innovation. Ultimately, SurveyMonkey's vision is to raise the bar for human experiences by amplifying individual voices.

Investor Relations Contact:

Gary J. Fuges, CFA

investors@surveymonkey.com

Media Contact:

Sandra Gharib

pr@surveymonkey.com

Source: SVMK Inc.

SVMK INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

(in thousands)	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$206,334	$131,035
Accounts receivable, net	20,434	17,795
Deferred commissions, current	4,630	3,078
Prepaid expenses and other current assets	8,673	9,382
Total current assets	240,071	161,290
Property and equipment, net	22,510	35,072
Operating lease right-of-use assets	58,496	63,904
Capitalized internal-use software, net	29,802	33,156
Acquisition intangible assets, net	23,697	33,150
Goodwill	465,602	462,927
Deferred commissions, non-current	8,464	5,384
Other assets	8,781	9,376
Total assets	$857,423	$804,259
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,752	$2,677
Accrued expenses and other current liabilities	15,715	16,077
Accrued compensation	25,693	24,031
Deferred revenue, current	164,282	139,990
Operating lease liabilities, current	8,091	8,381
Debt, current	1,900	1,900
Total current liabilities	221,433	193,056
Deferred revenue, non-current	776	1,015
Deferred tax liabilities	5,480	4,870
Debt, non-current	212,191	213,616
Operating lease liabilities, non-current	76,340	82,668
Other non-current liabilities	9,402	7,050
Total liabilities	525,622	502,275
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	806,002	705,143
Accumulated other comprehensive income (loss)	1,807	(444)
Accumulated deficit	(476,009)	(402,716)
Total stockholders’ equity	331,801	301,984
Total liabilities and stockholders’ equity	$857,423	$804,259

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
Revenue	$95,429	$79,317	$274,635	$223,097
Cost of revenue (1)(2)	21,899	19,626	62,852	56,203
Gross profit	73,530	59,691	211,783	166,894
Operating expenses:
Research and development (1)	30,068	22,718	83,196	65,931
Sales and marketing (1)(2)	43,875	30,926	128,544	86,665
General and administrative (1)	22,181	20,992	65,452	61,294
Restructuring	—	—	—	(66)
Total operating expenses	96,124	74,636	277,192	213,824
Loss from operations	(22,594)	(14,945)	(65,409)	(46,930)
Interest expense	2,379	3,572	7,887	10,878
Other non-operating income, net	(143)	(887)	(1,277)	(3,441)
Loss before income taxes	(24,830)	(17,630)	(72,019)	(54,367)
Provision for (benefit from) income taxes	1,289	(1,320)	1,274	(1,802)
Net loss	$(26,119)	$(16,310)	$(73,293)	$(52,565)
Net loss per share, basic and diluted	$(0.19)	$(0.12)	$(0.53)	$(0.40)
Weighted-average shares used in computing basic and diluted net loss per share	141,034	133,417	138,907	130,434

(1)	Includes stock-based compensation, net of amounts capitalized as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$1,222	$718	$3,229	$2,805
Research and development	8,322	5,468	22,275	15,863
Sales and marketing	5,912	2,918	15,096	8,714
General and administrative	6,150	5,678	17,979	17,665
Stock-based compensation, net of amounts capitalized	$21,606	$14,782	$58,579	$45,047

(2)	Includes amortization of acquisition intangible assets as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Cost of revenue	$1,800	$1,557	$5,813	$3,448
Sales and marketing	1,270	964	3,983	2,267
Amortization of acquisition intangible assets	$3,070	$2,521	$9,796	$5,715

SVMK INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Nine Months Ended September 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net loss	$(73,293)	$(52,565)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	36,328	32,468
Non-cash leases expense	9,958	9,185
Stock-based compensation expense, net of amounts capitalized	58,579	45,047
Deferred income taxes	608	(1,866)
Provision for doubtful accounts	1,156	309
Gain on sale of a private company investment	(1,001)	(1,001)
Other	1,834	143
Changes in assets and liabilities:
Accounts receivable	(3,929)	(1,382)
Prepaid expenses and other assets	(6,900)	(2,908)
Accounts payable and accrued liabilities	5,851	5,955
Accrued compensation	1,689	(1,401)
Deferred revenue	24,242	23,486
Operating lease liabilities	(11,135)	(10,237)
Net cash provided by operating activities	43,987	45,233
Cash flows from investing activities
Acquisitions, net of cash acquired	—	(114,603)
Purchases of property and equipment	(772)	(2,026)
Capitalized internal-use software	(7,051)	(9,593)
Proceeds from sale of a private company investment and other	1,095	1,001
Net cash used in investing activities	(6,728)	(125,221)
Cash flows from financing activities
Proceeds from stock option exercises	37,301	41,846
Proceeds from employee stock purchase plan	3,082	2,662
Repayment of debt	(1,650)	(1,650)
Net cash provided by financing activities	38,733	42,858
Effect of exchange rate changes on cash	(957)	(435)
Net increase (decrease) in cash, cash equivalents and restricted cash	75,035	(37,565)
Cash, cash equivalents and restricted cash at beginning of period	131,683	154,371
Cash, cash equivalents and restricted cash at end of period	$206,718	$116,806
Supplemental cash flow data:
Interest paid for term debt	$7,386	$10,391
Income taxes paid	$709	$756
Non-cash investing and financing transactions:
Fair value of common stock issued as acquisition consideration	$—	$36,204
Stock compensation included in capitalized software costs	$1,692	$2,889
Lease liabilities arising from obtaining right-of-use assets, net	$—	$7,548
Derecognized financing obligation related to building due to adoption of ASC 842	$—	$92,009
Derecognized building due to adoption of ASC 842	$—	$71,781

SVMK INC.

SUPPLEMENTAL DISAGGREGATED REVENUE DATA (unaudited)

Quarterly Disaggregated Revenue

	Three Months Ended
(in thousands)	Sep. 30, 2020	Jun. 30, 2020	Mar. 30, 2020	Dec. 31, 2019	Sep. 30, 2019	Jun. 30, 2019	Mar. 30, 2019
Self-serve revenue	$68,001	$65,398	$63,107	$62,948	$61,348	$60,071	$57,619
Enterprise revenue	27,428	25,543	25,158	21,376	17,969	15,068	11,022
Revenue	$95,429	$90,941	$88,265	$84,324	$79,317	$75,139	$68,641

Annual Disaggregated Revenue

	Year Ended December 31,
(in thousands)	2019	2018
Self-serve revenue	$241,986	$220,822
Enterprise revenue	65,435	33,502
Revenue	$307,421	$254,324

Self-serve revenues are generated from products purchased independently through our website.

Enterprise revenues are generated from products sold to organizations through our sales team.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Reconciliation of GAAP to Non-GAAP (Loss) Income from Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Loss from operations	$(22,594)	$(14,945)	$(65,409)	$(46,930)
GAAP Operating margin	(24)%	(19)%	(24)%	(21)%
Stock-based compensation, net	21,606	14,782	58,579	45,047
Amortization of acquisition intangible assets	3,070	2,521	9,796	5,715
Restructuring	—	—	—	(66)
Non-GAAP Income from operations	$2,082	$2,358	$2,966	$3,766
Non-GAAP Operating margin	2%	3%	1%	2%

Reconciliation of GAAP to Non-GAAP Loss and Loss per diluted share

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2020	2019	2020	2019
GAAP Net loss	$(26,119)	$(16,310)	$(73,293)	$(52,565)
GAAP Net loss per diluted share	$(0.19)	$(0.12)	$(0.53)	$(0.40)
Weighted-average shares used to compute GAAP net loss per diluted share	141,034	133,417	138,907	130,434

Stock-based compensation, net	21,606	14,782	58,579	45,047
Amortization of acquisition intangible assets	3,070	2,521	9,796	5,715
Restructuring	—	—	—	(66)
Gain on sale of a private company investment	—	—	(1,001)	(1,001)
Income tax effect on Non-GAAP adjustments (2)	97	(1,029)	72	(1,219)

Non-GAAP Net loss	$(1,346)	$(36)	$(5,847)	$(4,089)
Non-GAAP Net loss per diluted share	$(0.01)	$—	$(0.04)	$(0.03)
Weighted-average shares used to compute Non-GAAP net loss per diluted share	141,034	133,417	138,907	130,434

(1)	Please see Appendix A for explanation of non-GAAP measures used.
(2)

Due to the full valuation allowance on our US deferred tax assets, there were no tax effects associated with the Non-GAAP adjustments for stock-based compensation, net, restructuring and gain on sale of a private company investment. Non-GAAP adjustments pertain to the income tax effects of amortization of acquisition-related intangible assets.

SVMK INC.

RECONCILIATION OF GAAP TO NON-GAAP DATA (unaudited) (1)

Calculation of Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2020	2019	2020	2019
Net cash provided by operating activities	$17,892	$23,521	$43,987	$45,233
Purchases of property and equipment	—	(691)	(772)	(2,026)
Capitalized internal-use software	(1,679)	(3,066)	(7,051)	(9,593)
Free cash flow	$16,213	$19,764	$36,164	$33,614

Supplemental GAAP and Non-GAAP Information

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except percentages)	2020	2019	2020	2019
GAAP Gross profit	$73,530	$59,691	$211,783	$166,894
GAAP Gross margin	77%	75%	77%	75%
Stock-based compensation, net	1,222	718	3,229	2,805
Amortization of acquisition intangible assets	1,800	1,557	5,813	3,448
Non-GAAP Gross profit	$76,552	$61,966	$220,825	$173,147
Non-GAAP Gross margin	80%	78%	80%	78%

GAAP Research and development	$30,068	$22,718	$83,196	$65,931
GAAP Research and development margin	32%	29%	30%	30%
Stock-based compensation, net	8,322	5,468	22,275	15,863
Non-GAAP Research and development	$21,746	$17,250	$60,921	$50,068
Non-GAAP Research and development margin	23%	22%	22%	22%

GAAP Sales and marketing	$43,875	$30,926	$128,544	$86,665
GAAP Sales and marketing margin	46%	39%	47%	39%
Stock-based compensation, net	5,912	2,918	15,096	8,714
Amortization of acquisition intangible assets	1,270	964	3,983	2,267
Non-GAAP Sales and marketing	$36,693	$27,044	$109,465	$75,684
Non-GAAP Sales and marketing margin	38%	34%	40%	34%

GAAP General and administrative	$22,181	$20,992	$65,452	$61,294
GAAP General and administrative margin	23%	26%	24%	27%
Stock-based compensation, net	6,150	5,678	17,979	17,665
Non-GAAP General and administrative	$16,031	$15,314	$47,473	$43,629
Non-GAAP General and administrative margin	17%	19%	17%	20%

(1)	Please see Appendix A for explanation of non-GAAP measures used.

APPENDIX A

SVMK INC.

EXPLANATION OF NON-GAAP MEASURES

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with US GAAP (“GAAP”), we use the following Non-GAAP financial measures: Non-GAAP (loss) income from operations, Non-GAAP operating margin, Non-GAAP net loss, Non-GAAP net loss per diluted share, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP research and development, Non-GAAP research and development margin, Non-GAAP sales and marketing, Non-GAAP sales and marketing margin,  Non-GAAP general and administrative, Non-GAAP general and administrative margin, and free cash flow. Our definition for each Non-GAAP measure used is provided below, however a limitation of Non-GAAP financial measures are that they do not have uniform definitions. Accordingly, our definitions for Non-GAAP measures used will likely differ from similarly titled Non-GAAP measures used by other companies thereby limiting comparability.

With regards to the Non-GAAP guidance provided above, a reconciliation to the corresponding GAAP amounts are not provided as the quantification of certain items excluded from each respective Non-GAAP measure, which may be significant, cannot be reasonably calculated or predicted at this time without unreasonable efforts.  For example, the Non-GAAP adjustment for stock-based compensation expense, net, requires additional inputs such as number of shares granted and market price that are not currently ascertainable.

Non-GAAP (loss) income from operations, Non-GAAP operating margin: We define Non-GAAP (loss) income from operations as GAAP loss from operations excluding stock-based compensation, net, amortization of acquisition intangible assets and restructuring. Non-GAAP operating margin is defined as Non-GAAP (loss) income from operations divided by revenue.

Non-GAAP net loss, Non-GAAP net loss per diluted share: We define Non-GAAP net loss as GAAP net loss excluding stock-based compensation, net, amortization of acquisition intangible assets, restructuring, gain on sale of a private company investment, and including the income tax effect on Non-GAAP adjustments. Non-GAAP net loss per diluted share is defined as Non-GAAP net loss divided by the weighted-average shares outstanding.

Non-GAAP gross profit, Non-GAAP gross margin: We define Non-GAAP gross profit as GAAP gross profit excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue.

Non-GAAP research and development, Non-GAAP research and development margin: We define Non-GAAP research and development as GAAP research and development excluding stock-based compensation, net. Non-GAAP research and development margin is defined as Non-GAAP research and development divided by revenue.

Non-GAAP sales and marketing, Non-GAAP sales and marketing margin: We define Non-GAAP sales and marketing as GAAP sales and marketing excluding stock-based compensation, net and amortization of acquisition intangible assets. Non-GAAP sales and marketing margin is defined as Non-GAAP sales and marketing divided by revenue.

Non-GAAP general and administrative, Non-GAAP general and administrative margin: We define Non-GAAP general and administrative as GAAP general and administrative excluding stock-based compensation, net. Non-GAAP general and administrative margin is defined as Non-GAAP general and administrative divided by revenue.

We use these Non-GAAP measures to compare and evaluate our operating results across periods in order to manage our business, for purposes of determining executive and senior management incentive compensation, and for budgeting and developing our strategic operating plans. We believe that these Non-GAAP measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by our management in evaluating our financial performance and for operational decision making, but they are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP.

We have excluded the effect of the following items from the aforementioned Non-GAAP measures because they are non-cash and/or are non-recurring in nature and because we believe that the Non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance and liquidity. We further believe this measure is useful to investors in that it allows for greater transparency to certain line items in our financial statements and facilitates comparisons to historical operating results and comparisons to peer operating results. A description of the Non-GAAP adjustments for the above measures is as follows:

•

Stock-based compensation, net: We incur stock based-compensation expense on a GAAP basis resulting from equity awards granted to our employees. Although stock-based compensation is a key incentive offered to our employees, and we believe such compensation contributed to the revenues earned during the periods presented and also believe it will contribute to the generation of future period revenues, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

•

Amortization of intangible assets: We incur amortization expense on intangible assets on a GAAP basis resulting from prior acquisitions. Amortization of acquired intangible assets is inconsistent in amount and frequency and is significantly affected by the timing and size of any acquisitions. Investors should note that the use of intangible assets contributed to our revenues earned during the periods presented and will contribute to our future period revenues as well. Amortization of acquired intangible assets will recur in future periods.

•

Restructuring: Restructuring expenses consist of employee severance and other exit costs. We believe it is useful for investors to understand the effects of these items on our total operating expenses. We expect that restructuring costs will generally diminish over time with respect to past acquisitions and/or strategic initiatives.  However, we may incur these expenses in future periods in connection with any new acquisitions and/or strategic initiatives.

•

Gain on sale of a private company investment: Gain on sale of a private company investment was recognized on a GAAP basis resulting from the sale of certain corporate assets. We expect that such transactions will be infrequent in occurrence and are therefore excluded from our Non-GAAP results as they do not otherwise relate to our core business operations.

For more information on the Non-GAAP financial measures, please see the “Reconciliation of GAAP to Non-GAAP Data” section of this press release. The accompanying tables provide details on the GAAP financial measures that are most directly comparable to the Non-GAAP financial measures and the related reconciliations between those financial measures.

Free cash flow: We define free cash flow as GAAP net cash provided by operating activities less purchases of property and equipment and capitalized internal-use software. We consider free cash flow to be an important measure because it measures our liquidity after deducting capital expenditures for purchases of property and equipment and capitalized software development costs, which we believe provides a more accurate view of our cash generation and cash available to grow our business. We expect to generate positive free cash flow over the long term. Free cash flow has limitations as an analytical tool, and it should not be considered in isolation or as a substitute for analysis of other GAAP financial measures, such as net cash provided by operating activities. Some of the limitations of free cash flow are that free cash flow does not reflect our future contractual commitments and may be calculated differently by other companies in our industry, limiting its usefulness as a comparative measure.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release may contain forward-looking statements about our financial outlook, outstanding shares, products, including our investments in products, technology and other key strategic areas. The achievement of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any of these risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements the company makes.

The risks and uncertainties referred to above include - but are not limited to - risks related to the COVID-19 coronavirus pandemic; our ability to retain and upgrade customers; our revenue growth rate; our brand; our marketing strategies; our self-serve business model; the length of our sales cycles; the growth and development of our salesforce; security measures; expectations regarding our ability to timely and effectively scale and adapt existing technology and network infrastructure to ensure that our products and services are accessible at all times; competition; our debt; revenue recognition; our ability to manage our growth; our culture and talent; our data centers;  privacy, security and data transfer concerns, as well as changes in regulations, which could impact our ability to serve our customers or curtail our monetization efforts; litigation and regulatory issues; expectations regarding the return on our strategic investments; execution of our plans and strategies, including with respect to mobile products and features and expansion into new areas and businesses; our international operations; intellectual property; the application of U.S. and international tax laws on our tax structure and any changes to such tax laws; acquisitions we have made or may make in the future; the price volatility of our common stock; and general economic conditions.

Further information on these and other factors that could affect our financial results are included in documents filed with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” in the Quarterly Report on Form 10-Q that will be filed for the quarter ended September 30, 2020, which should be read in conjunction with these financial results. These documents are or will be available on the SEC Filings section of our Investor Relations website page at investor.surveymonkey.com. All information provided in this release and in the attachments is as of November 5, 2020, and we undertake no obligation to update this information.